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                                                                     Exhibit 3.2

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 AT ROAD, INC.

          The undersigned, Krish Panu and Tae Hea Nahm, hereby certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of At Road, Inc., a Delaware corporation.

          2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on March ___, 2000 under the name of At Road, Inc.

          3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

          The name of this corporation is At Road, Inc. (the "Corporation").

                                   ARTICLE I

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE II

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE III

     (A) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares, each with a par value of $0.0001 per share. One hundred million (100,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

     (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status
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which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE IV

          The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or stockholders.

                                   ARTICLE V

          This Article VI shall become effective only when the Corporation qualifies for an exemption from Section 2115 of the California Corporations Code (the "Effective Time")

          On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders following the Effective Time, the Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, designated Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution of resolutions adopted by the Board of Directors. At the first annual meeting of stockholders or any special meeting in lieu thereof following the Effective Time, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of three years.
At the second annual meeting of stockholders or any special meeting in lieu thereof following the Effective Time, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders or any special meeting in lieu thereof following the Effective Time, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders or any special meeting in lieu thereof, the directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of three years.

          Prior to the Effective Time, the provisions of the preceding paragraph shall not apply, and all directors shall be elected at each annual meeting of stockholders or any special meeting in lieu thereof to hold office until the next annual meeting or special meeting in lieu thereof.

          Notwithstanding the foregoing provisions of this Article VI, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                                  ARTICLE VI

          In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

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                                  ARTICLE VII

          No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Bylaws of the Corporation (the "Bylaws"), and no action shall be taken by the stockholders by written consent.

                                 ARTICLE VIII

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE IX

     (A) Except as otherwise provided in the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

     (B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     (C) Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

                                   ARTICLE X

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XI

          The Corporation shall have perpetual existence.

                                  ARTICLE XII

     (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not

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be liable for any such breach to the fullest extent permitted by the General
Corporation Law of Delaware, as so amended.

     (B) Any repeal or modification of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                 ARTICLE XIII

     (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

     (B)  Any repeal or modification of any of the foregoing provisions of this
Article XIV shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification."

                                     * * *

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          The foregoing Amended and Restated Certificate of Incorporation has
been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          Executed at ______________________, on the ____ day of March, 2000.




                                        ________________________________________
                                        Krish Panu, President



                                        ________________________________________
                                        Tae Hea Nahm, Secretary

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